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EXHIBIT 10.2





                       OBJECTIVE SYSTEMS INTEGRATORS, INC.
                   ENTERPRISE PROFESSIONAL SERVICES AGREEMENT
                            CONTRACT NO.: EPSA - 127


THIS ENTERPRISE PROFESSIONAL SERVICES AGREEMENT ("Agreement") is entered into as of December 1, 1999 ("Effective Date"), between OBJECTIVE SYSTEMS INTEGRATORS, INC. ("OSI"), and ADELPHIA COMMUNICATIONS CORPORATION.



1.       DEFINITIONS.

         (a)   Adelphia. Adelphia Communications Corporation and those of its
               --------
               Related Companies who affirmatively avail themselves of the benefits of this Agreement by executing and delivering an acknowledgment in the form of Exhibit 1. Adelphia Communications Corporation will be jointly and severally liable for the obligations of any Related Company under this Agreement.

         (b)   Related Entity. A corporation or other legal entity that directly
               --------------
               or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Adelphia. For purposes of the foregoing, the terms "control," "controlled by" and "under common control with" will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity, whether through ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

         (c) Unless otherwise expressly noted in this Agreement, the terms in this Agreement will have the same meanings as set forth in the Enterprise License Agreement, Contract No. ELA - 321 (the "Enterprise License"), entered into between the parties contemporaneously with this Agreement.



2.       SERVICES
         --------

         (a)   Work Orders. OSI will provide to Adelphia the professional
               -----------
               services ("Services") described in one or more consecutively numbered work orders ("Work Orders"), executed from time to time by both parties and added as attachments to this Agreement. Services will be provided (1) in accordance with this Agreement and the applicable Work Order, and (2) either on a fixed price or time and materials basis as set forth in each Work Order. OSI will provide Services only under a valid Work Order. If the terms of a Work Order directly conflict with the terms of this Agreement, the terms of the Work Order will govern.

         (b)   Statements of Work. Each Work Order will have a Statement of Work
               ------------------
               attached ("SOW") which describes the Services, including all deliverable items and documentation ("Deliverables"), acceptance and performance criteria, schedule and pricing.

         (c)   Changes. Adelphia may terminate any Work Order under Section
               -------
               8(b). Services can be modified by notice from Adelphia. OSI will notify Adelphia of any increase in costs, delay in schedule or other consequence from that request, and the change will be implemented if the parties agree to a modification to the terms of the SOW.

         (d)   Delivery. Unless otherwise instructed, OSI will pack and ship
               --------
               Deliverables to Adelphia's address as noted below and according to OSI's standard practice, F.O.B. factory, with freight and insurance prepaid and invoiced to Adelphia. Adelphia will reimburse OSI for extra costs incurred to comply with Adelphia's special packing and shipping instructions. Adelphia has 10 days from receipt to verify that all Deliverables in a shipment have been received. OSI will replace missing Deliverables at no charge.

         (e)   Non-Exclusivity. This Agreement and any Work Order are not
               ---------------
               exclusive. Either party may represent others in any capacity, perform services for others or retain others to provide services to it.



3.       COORDINATION
         ------------

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         (a)   Project Managers. For each Work Order, the parties will designate
               ----------------
               single contacts as their project managers for the Services.
               Either party may change its project manager from time to time in its discretion by notice to the other party. All communications regarding a Work Order will be made through the project managers.


         (b)   Access. Adelphia will make available to OSI, on reasonable
               ------
               notice, such computer programs, data, interface information, other documentation and access to Adelphia's computers, systems and programs as are reasonably required by OSI to complete the Services. Delays in providing such items or access will delay OSI performance, and OSI will invoice Adelphia for the costs incurred by OSI in connection with the delay.

         (c)   Consultations, Reports. OSI will keep Adelphia reasonably
               ----------------------
               informed regarding its performance of the Services and will consult with Adelphia concerning the Services on a regular basis.


4.       ACCEPTANCE
         ----------

         Deliverables will be accepted if they substantially conform to the specifications set forth in the applicable SOW. Adelphia will be deemed to have accepted Deliverable if (1) Adelphia fails to provide notice of nonacceptance detailing one or more reproducible nonconformities within 30 days of the installation date, or any later date set forth in the applicable SOW, in sufficient detail for OSI to reproduce and analyze the nonconformity, or (2) Adelphia makes productive use of the Deliverable at any time more than 30 days after the installation date. OSI will use its commercially reasonable efforts to remedy agreed nonconformities promptly after receiving that notice and on the new installation date, a new 30 day period will begin.



5.       PAYMENT
         -------

         (a)   Fees and Expenses. Work Orders will set forth the fees for
               -----------------
               Services. Pricing for time and materials Work Orders under this Agreement will be at rates equal to 75% of OSI's standard rates as in effect on the date that the Work Order is received. OSI will notify Adelphia of any proposed changes to OSI's standard rates. In addition to these fees, Adelphia will reimburse OSI for its reasonable and documented out-of-pocket expenses incurred in performing the Services, including, without limitation, coach class travel, business class lodging, automobile rental and meals Any travel related expenses will be in accord with Adelphia's then-current expense policies, as previously communicated to OSI in writing. Work Orders may include a total amount of fees and expenses, which OSI will not exceed without Adelphia's approval.

         (b)   Terms. If Services are on a time-and-materials basis, OSI will
               -----
               invoice Adelphia monthly for Services rendered, and if a not-to-exceed amount is specified, OSI will use its best efforts to complete the work described in the SOW for the not-to-exceed amount, and will provide advance notice to Adelphia if the work will not be completed for that amount. On receipt of that notice, Adelphia may determine whether to continue the work or accept the work in its then-current form and terminate further work under the SOW. If Services are on a fixed-price basis, OSI will invoice Adelphia according to the payment schedule in the Work Order. Invoiced amounts will be paid within 45 days of the date of the invoice. Payments will be made in immediately available U.S. funds, without withholding for taxes or other amounts. Late payments will accrue interest at the lesser of 1.5% per month or the maximum rate permitted by applicable law. Adelphia will reimburse OSI for all fees, costs and expenses (including, without limitation, attorneys' fees and court costs) incurred to collect amounts not timely paid.

         (c)   Taxes, Charges. Fees are exclusive of, and Adelphia will pay, all
               --------------
               sales, value-added, withholding or excise taxes, and other government fees and charges of any nature whatsoever other than taxes on the income of OSI ("Taxes"). If Adelphia is required to make any tax or other withholding on or in relation to payments otherwise due under this Agreement, it will be in addition to the amounts otherwise due. Taxes paid or payable by OSI will be invoiced to and paid by Adelphia. Adelphia will not be required to pay any sum to OSI under this subsection unless OSI (1) has actually paid or intends in good faith to pay an equal sum to a governmental entity, and (2) in good faith believes that applicable law requires the payment.



6.       RIGHTS IN WORK PRODUCT
         ----------------------

         (a)   Title. Except as expressly stated otherwise in a particular Work
               -----
               Order, Deliverables are not "works made for hire." OSI will own all right, title and interest in copyrights, trade secrets, patents, all other intellectual property and other rights relating to (1) the Deliverables, and (2) any information developed by OSI in the course of its performance. Notwithstanding the foregoing, OSI will not have any rights in proprietary

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               information or data first belonging to Adelphia before execution of the Work Order or provided by Adelphia to OSI under a Work Order.

         (b)   License to Adelphia. Except as expressly stated otherwise in a
               -------------------
               particular Work Order, OSI grants Adelphia a perpetual, non-exclusive, royalty-free, non-transferable license (without rights to sublicense) to use, duplicate, alter, maintain, enhance or otherwise modify Deliverables solely for Adelphia's own internal business uses and at its facilities. Adelphia will not market, resell, transfer, publish, disclose, display or otherwise make Deliverables available to third parties. Even if a Deliverable is intended to be combined with or operated as part of Adelphia's software or other work, it will remain a separate work and not part of a joint work.

         (c)   Effect of Sales, Divestitures, Mergers or Acquisitions. Expect as
               ------------------------------------------------------
               otherwise expressly stated otherwise in a Work Order, use of the Deliverables under this Agreement will extend (and is limited) to Adelphia, as from time to time constituted, and solely for its own internal uses. If Adelphia either directly or indirectly acquires, is acquired by, merges with or is otherwise combined in any way with AT&T, Time Warner Communications, Charter Communications, Comcast or any other owner-operator having an account base of 24 million unique subscribers or more (a "Competitive Merger"), then Adelphia's continued right to use the Deliverables will be limited only to those uses within its network as that uses and network existed on the business day before the acquisition, merger or combination takes place. Joint ventures or other similar activities, whether with one or more of the above, or otherwise, in which Adelphia controls the joint venture will not be deemed to be a Competitive Merger.



7.       CONFIDENTIALITY
         ---------------

         (a)   Confidential Information. In the course of their dealings, each
               ------------------------
               party will acquire Information about the other, including Information regarding business activities and operations, technical information and trade secrets of the party and its partners. Each party will hold in confidence any Information that it receives from the other party, not use that Information for purposes other than performance of this Agreement and not disclose the Information except to those employees and advisors who (1) have a need to know the same, and (2) are bound by law or have agreed in writing to maintain the Information in confidence. Information includes all nonpublic aspects of the OSI Software, including programs, methods of processing, program design and structure, the interaction and unique programming techniques employed, and performance data and test results. The term "Information" also includes the nonpublic plans of OSI and Vendors for new products and services, product improvements and marketing strategies. If a party discovers Information has been improperly used, disseminated or published, it will immediately notify the other party and take all reasonable actions to minimize the impact of the disclosure.

         (b)   Excluded Information. Even if marked as confidential, the
               --------------------
               obligations in Section 7(a) will not apply to Information generally available to or known to the public, known by the receiving party without obligation of confidentiality before the negotiations leading to this Agreement, independently developed by the receiving party outside the scope of this Agreement, lawfully disclosed to the receiving party without restriction by a third party having the right to make the disclosure or required to be publicly disclosed to a tribunal. In the case of required disclosures to tribunals, the receiving party will promptly notify the other party of the proceeding and fully assist the disclosing party to obtain protective orders maintaining the confidentiality of the Information.



8.       TERM , TERMINATION
         ------------------

         (a)   Term. This Agreement will commence on the Effective Date and
               ----
               continue until terminated under Section 8(c).

         (b)   Termination of Work Order. Services to be provided under a SOW
               -------------------------
               may be canceled on 45 days' notice by Adelphia, but Adelphia will pay for all Services provided by OSI through the date of cancellation at OSI's then-current time and materials rates (not to exceed the total amount due under that SOW) and all costs reasonably incurred by OSI in connection with that cancellation.

         (c)   Termination of this Agreement. This Agreement may be terminated
               -----------------------------
               (1) by either party on breach by the other party that remains uncured 30 days after notice specifying the breach with particularity, or (2) by either party for convenience with 30 days notice after completion or termination by Adelphia under
               Section 8(b) of all outstanding Work Orders.

         (d)   Survival. On termination of this Agreement for any reason, the
               --------
               obligations of Adelphia to pay amounts

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               owed to OSI and to discharge any liability incurred before termination will survive, together with the provisions of the Sections 5, 6, 7, 9, 10, 11 and 12.

         (e)   Termination of Licenses. The licenses granted in Section 6(b)
               -----------------------
               will terminate (1) on any violation by Adelphia of Sections 5, 6 or 7 remaining uncured for 30 days after notice from OSI, (2) as to any Related Entity, (a) six months following the date the entity ceases being a Related Entity if the entity has independently entered into a direct contract with OSI obligating it to observe all of the terms and conditions of this Agreement and limiting its use of the Deliverables to those uses in effect immediately prior to the date it ceased to be a Related Entity, or (b) on the date the entity ceases being a Related Entity if it has not entered into such a direct contractual relationship with OSI, or (3) on notice from Adelphia. On termination of a license, Adelphia will immediately destroy or return to OSI all copies of the Deliverables then in its possession or under its control, and Adelphia will have no continuing rights to the Deliverables.


9.       WARRANTIES
         ----------

         (a)   Limited Warranty. Except as expressly stated otherwise in a
               ----------------
               particular Work Order, OSI warrants that each Deliverable will substantially conform to the specifications in the applicable Work Order (1) for 120 days after it is first delivered to Adelphia if that delivery occurs during the first year that this Agreement is in effect, and (2) for 90 days after it is first delivered to Adelphia if that delivery occurs at any time after the first year that this Agreement is in effect.

         (b)   Year 2000. All Deliverables will, in their normal operation,
               ---------
               function as follows: (1) values for current dates before, during and after the Year 2000 will not cause interruptions in normal operation, (2) manipulations of date-related data will produce desired results before, during and after the year 2000 and management of stored dates will not cause problems, (3) date elements in interfaces and data storage will permit specification of century to eliminate date ambiguity, (4) for any date element represented without century, two digit years greater than or equal to 69 will convert to 19xx and two digit years less than 69 will convert to 20xx, and (5) leap years will be properly processed and recognized. No warranty is provided for any date-related problems caused by any other software or any hardware connected to a Deliverable.

         (c)   Self-Help or Unauthorized Code. None of the Deliverables will
               ------------------------------
               contain any "Self-Help Code" or Unauthorized Code. As used in the Agreement, "Self-Help Code" includes any backdoor, time bomb, drop dead device or other software routine designed to disable a computer program automatically with the passage of time or under positive control of a person other than Licensee, but does not include any (a) authorization keys or other code designed to limit use of the OSI Software to specific purposes or on specific equipment, or (b) software routines designed to permit OSI (or any other person acting on authority of OSI) to obtain access to Adelphia's computer systems (e.g., remote access via modem) for purposes of authorized maintenance or technical support. "Unauthorized Code" means any virus, Trojan Horse, worm or other software routines designed to permit unauthorized access or to disable, erase or otherwise harm software, hardware or data. The term "Unauthorized Code" does not include Self-Help Code.

         (d)   Modifications. OSI makes no warranty as to any portion of a
               -------------
               Deliverable that is modified, altered or combined with any other software, by any party other than OSI.

         (e)   Warranty Limitations. SECTIONS 9(a), 9(b) AND 9(c) CONTAIN THE
               --------------------
               EXCLUSIVE WARRANTIES UNDER THIS AGREEMENT. EXCEPT FOR THAT WARRANTY, SERVICES AND DELIVERABLES ARE PROVIDED "AS-IS." NO OTHER WARRANTY, ORAL OR WRITTEN, IS EXPRESSED OR IMPLIED. OSI does not warrant that (1) the DELIVERABLE will perform in every operating environment, (2) the operation of the DELIVERABLE will be uninterrupted or error free, or (3) any defect or malfunction in the DELIVERABLE is correctable or will be corrected. OSI SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. The limited warranties in this Section will not apply to, and OSI will have no warranty obligation with respect to, any defect or malfunction (1) that results from improper modification or use by Adelphia, from hardware, software, interfacing or supplies other than those provided by OSI in the form provided by OSI, or from any cause other than ordinary use, or (2) where the nonconformity cannot be reproduced, where OSI is not provided with a the parameters, procedures or conditions which generate the problem in sufficient detail to permit it to isolate the code which causes the problem, or where OSI is not provided with all data files, rules, software and system access necessary to reproduce and analyze the problem.

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10.      LIMITATIONS, REMEDIES
         ---------------------

         (a)   Exclusive Remedies. Adelphia's sole remedy for a breach of the
               ------------------
               limited warranty provided in Section 9(a) will be for OSI to use its commercially reasonable efforts to bring the Deliverable into substantial conformity with applicable specifications, replace the Deliverable with an equivalent Deliverable substantially conforming with those specifications or, if OSI is unable to so restore the Deliverable or to provide an equivalent replacement, then for Adelphia to obtain a refund equal to the value of the non conforming portion of the Deliverable on its return to OSI.

         (b)   Aggregate Liability. NEITHER PARTY WILL BE LIABLE TO THE OTHER
               -------------------
               PARTY FOR DAMAGES IN EXCESS OF THE TOTAL AMOUNTS TO BE PAID TO OSI UNDER THIS AGREEMENT. THIS LIMITATION WILL (1) APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER CONTRACT OR TORT, INCLUDING NEGLIGENCE AND STRICT LIABILITY, AND (2) NOT APPLY TO INDEMNITY UNDER SECTION 10 OR TO A BREACH OF SECTIONS 6 OR 7, OR TO LIABILITY FOR DEATH OR PERSONAL INJURY CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF EITHER PARTY.

         (c)   Damages. NEITHER PARTY WILL BE LIABLE, REGARDLESS OF THE FORM OF
               -------
               ACTION, FOR LOST REVENUES, PROFITS OR SAVINGS, OR FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF THE DAMAGES. THIS SECTON 9(d) WILL NOT APPLY TO A BREACH OF THE OBLIGATIONS IN
               SECTION 7.


11.      INDEMNIFICATION
         ---------------

         (a)   Cross Indemnification. If an act or omission of one of the
               ---------------------
               parties, its officers, directors, employees, agents or representatives, causes or results in the (1) loss, damage to or destruction of property of the other party or third parties, or
               (2) death or injury to persons, including but not limited to employees of either party, then that party will indemnify, defend and hold the other party, its officers, directors, employees, agents and insurers harmless from and against all claims, actions, damages, demands, liabilities, costs and expenses, including reasonable attorneys' fees and expenses, (collectively, "Claims") resulting therefrom.

         (b)   Indemnification by OSI.
               ----------------------

               (1) So long as Adelphia complies with the terms of Sections 5 and 7 of this Agreement, OSI will defend Adelphia against any claims, and indemnify and hold Adelphia harmless against any judgments, directly or indirectly resulting from a claimed infringement or violation of any copyright, patent, trademark, trade secret or other intellectual property right with respect to the Deliverables. OSI will have no liability for any such claims or judgments based solely on (a) the actions of Adelphia, its employees or agents, (b) use of a version, modification or adaptation of a Deliverable, if the infringement would have been avoided by the use of a then-current unaltered release of the Deliverable, (c) use of Combined Software, if the Deliverable operated independent of the Combined Software is not the cause of the infringement, or (d) use of a Deliverable in combination with any computer software, hardware or data not delivered in that combination by OSI.

               (2) On receiving notice of a claimed infringement, OSI may (a) settle on terms that permit continued use of Deliverable,
                     (b) provide a reasonable substitute for the Deliverable,
                     (c) modify the Deliverable to be non-infringing, or (d) if the foregoing remedies are not reasonably available, grant Adelphia a credit for the depreciated value of the relevant portion of the Deliverable (based on a 48 month life beginning on the date of its delivery) and accept its return.

               (3) THIS SECTION PROVIDES ADELPHIA'S SOLE REMEDY FOR INFRINGEMENT OF PATENTS, COPYRIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS.

         (c)   Indemnification by Licensee. Adelphia will defend OSI and its
               ---------------------------
               Vendors against any claims, and indemnify and hold OSI and its Vendors harmless against any judgments, directly or indirectly resulting from any claimed infringement or violation of any copyright, patent or other intellectual property right with respect to a Deliverable to the extent that Licensee Software or any of the acts described in Section 11(b)(1)(a) - (d) is the cause of the claimed infringement or violation.

         (d)   Cooperation. Notwithstanding the above, an indemnifying party is
               -----------
               under no obligation to defend or indemnify another party unless:
               (1) the indemnifying party has been promptly notified of the claim or suit and furnished with a copy of each pleading, communication, notice and other action relating to the claim or suit; (2) the indemnified party permits the indemnifying party, at the indemnifying party's expense, to assume sole

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               authority to conduct the trial or settlement of the claim or suit and any negotiations related to it; and (3) the indemnified party promptly provides all information and assistance reasonably requested by the indemnifying party in connection with the claim or suit.



12.      GENERAL
         -------

         (a)   Compliance with Export and Other Laws. The Deliverables and all
               -------------------------------------
               related rights, technical data and information are subject to export controls imposed by the U.S. Government. Adelphia will not transmit any Deliverable or information relating to a Deliverable outside of the United States or to any person or entity prohibited by the U.S. Government, whether by name, by citizenship, residency or otherwise, and will comply with all applicable export control restrictions. Each party, at its expense, will comply with all applicable laws, regulations, codes and ordinances. Neither party will be bound by any provision of this Agreement to the extent, but only to the extent, that it violates applicable law.

         (b)   Notices. Notices, consents, approvals and communications given
               -------
               under this Agreement will be (1) in writing, (2) in the English language, (3) sent by registered or certified mail, return receipt requested, postage prepaid, or by a courier service that obtains signed acknowledgement of receipt, to the address indicated below the signature block of this Agreement or to such other address as the affected party designates by prior notice, and (4) effective on the date received unless a later date is otherwise indicated in the notice, consent or communication.

         (c)   Assignment. This Agreement is not assignable, including by
               ----------
               operation of law, by either party, either in whole or in part, without the prior consent of the other party, which consent will not be unreasonably withheld; provided, however, that OSI may assign this Agreement without such consent in connection with any merger, acquisition or other combination with or by OSI, or in connection with the sale of all or substantially all of OSI's assets, whether directly or indirectly, provided the surviving entity or the acquiror of those assets, as applicable, agrees in writing to be bound by all of the terms and conditions of this Agreement. This Agreement will be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

         (d)   Governing Law. This Agreement will be governed by and construed
               -------------
               in accordance with the internal substantive laws of the State of California, excluding its choice of law principles. The United Nations Convention on Contracts for the International Sale of Goods will not apply.

         (e)   Arbitration. Any dispute, controversy or claim arising out of or
               -----------
               relating to this Agreement will be finally resolved by binding arbitration under the Rules of Arbitration of the American Arbitration Association in effect at the time of the arbitration ("AAA Rules").

               (1) The venue of the arbitration will be Dallas, Texas. All proceedings will be conducted in English and English translations of all foreign language documents filed, submitted or exchanged during the proceedings will be supplied concurrently by the producing party. On reasonable notice to the other party and the arbitration panel, parties will be entitled to use expert and rebuttal witnesses.

               (2) Each party will pay its own fees and expenses incurred in connection with the arbitration. Common expenses of the arbitration (such as the fees and expenses of the arbitrator) will be borne by the parties in such amounts or proportions as the arbitrator may determine.

               (3) The award of the arbitrator will be (a) in writing (including reasons), and (b) final and binding on the parties. Judgment upon the award may be entered and enforced by any court of competent jurisdiction.

               (4) In no event will the arbitrator award damages that are not permitted under the express terms of this Agreement.

               (5) Without prejudice to the AAA Rules, either party may apply to any court of competent jurisdiction for such interim relief as it considers appropriate, without the need to post bond or other security, or if required, then the minimum bond or other security permitted.

         (f)   Equitable Relief. Any breach of a party's obligations with
               ----------------
               respect to intellectual property rights will cause irreparable injury for which there are no adequate remedies at law. The aggrieved party will be entitled to equitable relief in addition to all other remedies that may be available, without the posting of bond or other security, or if required, then the minimum bond or security so required.

         (g)   Force Majeure. Neither party will be liable or held in default
               -------------
               for a failure or delay in performing its obligations under this Agreement, other than to make payment for amounts owing or to comply with Sections 5 and 7, due to any cause beyond its reasonable control, so long as the party takes all reasonable steps to avoid

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               and minimize the impact of such cause. A party suffering an event of force majeure will notify the other party as promptly as is reasonably possible regarding the nature of the event and its estimate of when the event will no longer apply.

         (h)   Entire Agreement. This Agreement and the Enterprise License
               ----------------
               Agreement of even date between the parties, including their respective Exhibits, constitutes the entire agreement between the parties regarding its subject matter and supersedes all prior communications, both oral and written, between the parties. This Agreement may not be modified, and no rights will be waived, except by an instrument in writing signed by a duly authorized representative of both parties. If the terms of this Agreement conflict with the terms of any of its Exhibits, the Exhibits will prevail. As used in this Agreement, the term "including" means by way of example and not limitation.

         (i)   Waivers. No waiver by a party of a breach of this Agreement will
               -------
               constitute a waiver of any other breach of the same or any other provision of this Agreement.

         (j)   Execution. This Agreement may be executed in multiple
               ---------
               counterparts, each of which will be deemed an original and all of which will constitute together one agreement. A counterpart delivered to a party by facsimile or similar electronic means will be deemed an original, equivalent in all respects to a manually executed counterpart.

         (k)   Intentional Risk Allocation. The provisions of this Agreement
               ---------------------------
               reflect an informed, voluntary allocation between the parties of the risks (known and unknown) that may exist in connection with this Agreement. This voluntary allocation was a material part of the bargain between the parties and the economic and other terms were negotiated and agreed to by the parties in reliance on that allocation.

         (l)   Independent Contractors. The parties are independent contractors.
               -----------------------
               Under no circumstances will the employees of one party be deemed the employees of the other for any purpose. This Agreement does not grant authority for either party to act for the other in an agency or other capacity, or to make commitments of any kind for the account of or on the behalf of the other.

         (m)   Severability. If any provision of this Agreement is determined to
               ------------
               be invalid or unenforceable, it will be deemed to be modified to the minimum extent necessary to be valid and enforceable. If it cannot be so modified, it will be deleted and the deletion will not affect the validity or enforceability of any other provision unless, as a result, the rights of either party are materially diminished or the obligations and burdens of either party are materially increased so as to be unjust or inequitable.

         (n)   Cumulative Remedies. Except as otherwise provided, the rights and
               -------------------
               remedies in this Agreement are cumulative and in addition to any other remedies available at law or equity.



IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized representatives.



OBJECTIVE SYSTEMS INTEGRATORS, INC.          ADELPHIA COMMUNICATIONS CORPORATION




By:     /s/ Philip N. Cardman                By:    /s/ James P. Rigas
        --------------------------                  ----------------------------
Title:  Vice President                       Title: Vice President
        --------------------------                  ----------------------------
Date:   12/29/99                             Date:  12/29/99
        --------------------------                  ----------------------------


Address for Notices:


Objective Systems Integrators, Inc.                      Adelphia Communications Corporation.
101 Park Way                                             Main at Water Street
Folsom, CA 95630                                         Coudersport, PA 16915
Attn:  Contracts Administration                          Attn:  President
Business Telephone:    (916) 353-2400                    Facsimile for Notices:  (814) 274-7098
Facsimile for Notices: (916) 353-0647
                                                         With a copy to:

                                                         Adelphia Business Solutions, Inc.
                                                         Main at Water Street
                                                         Coudersport, PA 16915
                                                         Attn:  General Counsel
                                                         Facsimile for Notices:  (814) 274-7782

                                   Exhibit 1
                                   ---------

                                Acknowledgement



THIS ACKNOWLEDGEMENT is made by the undersigned ("Adelphia") under the Enterprise-Wide Professional Services Agreement (EPSA - 127), dated as of December 20, 1999 ("Agreement"), between Adelphia Communications Corporation and Objective Systems Integrators, Inc. ("OSI"). By execution below, the entity listed agrees to be bound by the terms and conditions of the Agreement as though a signatory thereto.


IN WITNESS WHEREOF, The Adelphia Related Entity and the OSI have caused this Acknowledgement to be executed by their duly authorized representatives as of the later of the dates indicated below.



__________________________________           OBJECTIVE SYSTEMS INTEGRATORS, INC.
ADELPHIA



By: ______________________________          By: ________________________________

Title:____________________________          Title:______________________________

Date: ____________________________          Date: ______________________________

                                   Exhibit 2
                                   ---------

                                  Work Order


                           CONTRACT NO.: EPSA - 127
                              WORK ORDER NO:____

This Work Order is entered into as of ___________, ____ under the terms of the Enterprise Professional Services Agreement (EPSA - 127), dated as of December 20, 1999 ("Agreement"), between the parties signing below. All capitalized terms are defined in the Agreement unless otherwise defined in this Work Order.

Name of Project:


Date Professional Services are Expected to Begin:


OSI's Project Manager::


Adelphia's Project Manager:


Special Requirements:___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


The Statement of Work for this Project is attached and made a part of the Agreement.



OBJECTIVE SYSTEMS INTEGRATORS, INC.            _________________________________


By: _______________________________            By: _____________________________

Title: ____________________________            Title: __________________________

Date: _____________________________            Date: ___________________________

                           CONTRACT NO.: EPSA - 127
                              WORK ORDER NO:____
                               STATEMENT OF WORK



SCOPE OF WORK
-------------
     The Professional Services to be performed in accordance with this Agreement are as follows:



SPECIFICATIONS
--------------



DELIVERABLES
------------
     OSI will deliver to Adelphia:



DEPENDENCIES
------------


PROJECT MILESTONES
------------------
     Milestone                              Date due to Adelphia
     ---------                              --------------------
     Milestone 1

     Milestone 2



ACCEPTANCE CRITERIA
-------------------


FEE WORK ORDER
--------------
     Fees will be billed on the following basis:

     __Firm Fixed Price ("FFP"); or

     __Time-and-Materials ("T&M")

     Check one line above. If FFP: such price will be $ _____________. OSI will invoice Adelphia according to the following schedule:

        On execution of this Agreement     $

        On delivery of first milestone     $

        On final delivery and acceptance   $

     Total Firm Fixed Price Amount  $

     If T&M: The aggregate time costs will not exceed $ ___________ without the approval of Adelphia, at the applicable hourly rates set forth below, and material and other expenses will not exceed $ ____________ for a total not to exceed $ ____________. OSI will invoice Adelphia monthly as set forth in the Agreement.



      Category                       Hourly Rate          Estimated No. of Hours
      --------                       -----------          ----------------------

      Program Manager            $ __________ per hour    ______________________

      Sr. Network Administrator  $ __________ per hour    ______________________

      Jr. Technician             $ __________ per hour    ______________________